                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-A
               For Registration of Certain Classes of Securities
                    Pursuant to Section 12(b) or (g) of the
                        Securities Exchange Act of 1934

                          DOMINION CNG CAPITAL TRUST I
             (Exact name of registrant as specified in its charter)

                  DELAWARE                          Applied For
         (State of incorporation or       (I.R.S. employer identification
                organization)                         number)

                120 TREDEGAR STREET, RICHMOND, VIRGINIA  23219
             (Address of principal executive offices)  (Zip Code)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ ]

Securities Act registration statement file number to which this form relates:
333-52602

Securities to be registered pursuant to Section 12(b) of the Act:

                                                            Name of each exchange on which
   Title of each class to be so registered                  each class is to be registered
---------------------------------------------       -------------------------------------------------
       7.8% Trust Preferred Securities                      New York Stock Exchange
 (Liquidation Amount $25 per Trust Preferred
 Security)

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (Title of Class)

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

          This Registration Statement relates to the 7.8% Trust Preferred Securities (Liquidation Amount $25 per Trust Preferred Security) (the "Trust Preferred Securities") of Dominion CNG Capital Trust I, a Delaware business trust (the "Trust"). A description of the Trust Preferred Securities is contained in the prospectus supplement, dated October 16, 2001 (the "Prospectus Supplement"), to the prospectus, dated January 4, 2001 (the "Prospectus") of the Trust and Consolidated Natural Gas Company ("CNG"), filed on October 17, 2001 with the Securities and Exchange Commission ("SEC") pursuant to Rule 424(b)(5) of the Securities Act of 1933, as amended (the "Securities Act"). That description is incorporated herein by reference. The Prospectus Supplement and the Prospectus are part of the Registration Statement on Form S-3 (Registration No. 333-52602) of CNG and the Trust (the "Registration Statement").


ITEM 2.    EXHIBITS.

   1.  The Prospectus Supplement and the Prospectus      Incorporated herein by reference to the Company's
                                                         Prospectus Supplement and the Prospectus filed with the
                                                         SEC on October 17, 2001 pursuant to Rule 424(b)(5) under
                                                         the Securities Act

   2.  Certificate of Trust of CNG Capital Trust I       Incorporated herein by reference to Exhibit 4.5 of the
                                                         Registration Statement

   3.  Amended and Restated Certificate of Trust of      Incorporated herein by reference to Exhibit 4.2 of the
       CNG Capital Trust I                               Form 8-K, dated October 16, 2001 (the "Form 8-K")

   4.  Trust Agreement of CNG Capital Trust I            Incorporated herein by reference to Exhibit 4.6 of the
                                                         Registration Statement

   5.  Form of Amended and Restated Trust Agreement of   Incorporated herein by reference to Exhibit 4.7 to the
       the Trust                                         Registration Statement

   6.  Form of Certificate Evidencing the 7.8% Trust     Contained in Exhibit A to the Amended and Restated Trust
       Preferred Securities                              Agreement, the form of which is filed as Exhibit 5 hereto

   7.  Form of Indenture relating to junior              Incorporated by reference to Exhibit 4.2 to the
       subordinated debentures between CNG and Bank      Registration Statement
       One Trust Company, National Association, as
       Trustee

   8.  Form of First Supplemental Indenture to Junior    Incorporated by reference to Exhibit 4.7 to the Form 8-K
       Subordinated Indenture

   9.  Form of 7.8% Junior Subordinated Debenture        Contained in Exhibit A to the First Supplemental
                                                         Indenture, the form of which is filed as Exhibit 8  hereto

  10.  Form of Guarantee Agreement to be delivered by    Incorporated by reference to Exhibit 4.4 to the
       CNG                                               Registration Statement


                                   SIGNATURE

  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Form 8-A Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                              DOMINION CNG CAPITAL TRUST I
                              By Consolidated Natural Gas Company, as Sponsor



                                      /s/ G. Scott Hetzer
                                  --------------------------------------------
                                  Name:  G. Scott Hetzer
                                  Title:  Senior Vice President and Treasurer


Dated:  October 17, 2001